UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Reports (Date of earliest event reported):
 September 3, 2010 and December 22, 2010

CORNERSTONE HEALTHCARE PLUS REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

As reported in our Current Report on Form 8-K dated September 3, 2010, we purchased an assisted living facility, Terrace at Mountain Creek, located in Chattanooga, TN. The facility was purchased, from an affiliate of Wilkinson Real Estate, a non-related party, for a purchase price of approximately $8.5 million.

Also, as reported in our Current Report on Form 8-K dated December 22, 2010, we purchased Carriage Court of Hilliard, an assisted living facility located in Hilliard, OH. The facility was purchased from an affiliate of Wilkinson Real Estate, a non-related party, for a purchase price of approximately $17.5 million.

Businesses are considered related if they are under common control or management, or their acquisitions are dependent on each other or a single common event or condition.  Therefore, based on the common management and control, the two business acquisitions (Terrace at Mountain Creek and Carriage Court of Hilliard) are considered as a single business acquisition for purposes of calculating significance under Rule 3-05.

Terrace at Mountain Creek and Carriage Court of Hilliard (together, “Good Neighbor Care Portfolio”) are operated by Good Neighbor Care (“GNC”), which will continue to operate both properties.  GNC is a large United States senior housing operator, managing 52 assets across the United States.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  The following financial statements relating to Terrace at Mountain Creek and Carriage Court of Hilliard are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated September 3, 2010 and December 22, 2010, respectively, and are filed herewith and incorporated herein by reference.

Terrace at Mountain Creek

Carriage Court of Hilliard

Independent Auditors’ Report	14
Combined Balance Sheets as of December 31, 2009 and September 30, 2010 (unaudited)	15
Combined Statements of Operations for the Year ended December 31, 2009 and Nine Months ended September 30, 2009 (unaudited) and 2010 (unaudited)	16
Combined Statements of Member’s Deficit for the Year ended December 31, 2009 and Nine Months ended September 30, 2010 (unaudited)	17
Combined Statements of Cash Flows for the Year ended December 31, 2009 and Nine Months ended September 30, 2009 (unaudited) and 2010 (unaudited)	18
Notes to Combined Financial Statements	19

(b)           Pro Forma Financial Information.  The following unaudited pro forma financial statements of Cornerstone Healthcare Plus REIT, Inc. relating to the acquisition of Good Neighbor Care Portfolio are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated December 22, 2010 and Current Report on Form 8-K dated September 3, 2010 are filed herewith and incorporated herein by reference.

Cornerstone Healthcare Plus REIT, Inc.

Summary of Unaudited Pro Forma Financial Information	23
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010	24
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009	26
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010	28

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated: March 7, 2011

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Cornerstone Healthcare Plus REIT, Inc.
Irvine, CA

We have audited the accompanying balance sheet of Terrace at Mountain Creek, LLC (the “Company”) as of December 31, 2009, and the related statements of operations, member’s deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA
March 4, 2011

TERRACE AT MOUNTAIN CREEK
 BALANCE SHEETS

	December 31, 2009	June 30, 2010
		(unaudited)
ASSETS
Cash and cash equivalents	$146,000	$256,000
Investments in real estate
Land	270,000	270,000
Buildings and improvements, net	4,621,000	4,541,000
Furniture, fixtures and equipment, net	55,000	30,000
	4,946,000	4,841,000

Tenant receivables, net	51,000	63,000
Prepaid expenses and deposits	23,000	30,000
Restricted cash	146,000	252,000
Total assets	$5,312,000	$5,442,000

LIABILITIES AND MEMBER’S DEFICIT
Liabilities:
Note payable	$2,696,000	$2,679,000
Notes payable to related party	3,565,000	3,565,000
Accounts payable and accrued liabilities	846,000	860,000
Accounts payable to related party	533,000	548,000
Prepaid rent	-	10,000

Total liabilities	7,640,000	7,662,000

Commitments and contingencies (Note 7)

Member’s deficit	(2,328,000)	(2,220,000)
Total liabilities and member’s deficit	$5,312,000	$5,442,000

The accompanying notes are an integral part of these financial statements.

TERRACE AT MOUNTAIN CREEK
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2009	Six Months ended June 30, 2009	Six Months ended June 30, 2010
		(unaudited)	(unaudited)
Revenues:
Rental revenues	$3,013,000	$1,465,000	$1,720,000
Other income	268,000	112,000	156,000
	3,281,000	1,577,000	1,876,000
Expenses:
Property operating and maintenance	2,804,000	1,243,000	1,524,000
Depreciation and amortization	204,000	85,000	137,000
	3,008,000	1,328,000	1,661,000

Income from operations	273,000	249,000	215,000

Interest expense	205,000	81,000	107,000

Net income	$68,000	$168,000	$108,000

The accompanying notes are an integral part of these financial statements.

TERRACE AT MOUNTAIN CREEK
 STATEMENTS OF MEMBER’S DEFICIT

Total

Balance – January 1, 2009	$(2,396,000)

Net income	68,000

Balance – December 31, 2009	(2,328,000)

Net income (unaudited)	108,000

Balance – June 30, 2010 (unaudited)	$(2,220,000)

The accompanying notes are an integral part of these financial statements.

TERRACE AT MOUNTAIN CREEK
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2009	Six Months Ended June 30, 2009	Six Months Ended June 30, 2010
		(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$68,000	$168,000	$108,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204,000	117,000	137,000
Amortization of deferred financing costs	63,000	32,000	-
Provisions for bad debt	7,000	3,000	4,000
Changes in operating assets and liabilities:
Tenant receivables, net	(30,000)	(21,000)	(17,000)
Prepaid expenses and deposits	(20,000)	(26,000)	(7,000)
Accounts payable and accrued liabilities	80,000	21,000	15,000
Accounts payable to related parties	(10,000)	(24,000)	15,000
Prepaid rent	(31,000)	44,000	10,000
Net cash provided by operating activities	331,000	314,000	265,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in real estate	(303,000)	(107,000)	(32,000)
Restricted cash	68,000	10,000	(106,000)
Net cash used in investing activities	(235,000)	(97,000)	(138,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(46,000)	(29,000)	(17,000)
Net cash used in financing activities	(46,000)	(29,000)	(17,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	50,000	188,000	110,000
Cash and cash equivalents - beginning of period	96,000	96,000	146,000
Cash and cash equivalents - end of period	$146,000	$284,000	$256,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$150,000	$49,000	$127,000

The accompanying notes are an integral part of these financial statements.

TERRACE AT MOUNTAIN CREEK
Notes to Financial Statements
For the Year ended December 31, 2009 and Six Months ended June 30, 2010 (unaudited) and 2009 (unaudited)

1.	Business Overview

The Terrace at Mountain Creek, LLC (“Company”) is a Washington limited liability company that was formed to own, operate, improve, lease and sell real estate.  The Terrace at Mountain Creek, LLC is wholly owned by Wilkinson Properties Fund VII, LLC, as of the dates of the accompanying financial statements.

2.	Principles of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The accompanying financial information reflects all adjustments which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods.  Operating results for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Cash and Cash Equivalents

The Company considers all short term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.  As of December 31, 2009 and June 30, 2010, the Company does not have cash balances with banks in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in its cash balances and believes it is not exposed to any significant credit risk on cash.

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amount of the real estate asset may not be recoverable.  When indicators of potential impairment are present that indicate that the carrying amounts of real estate asset may not be recoverable, the Company will assess the recoverability of the real estate asset by determining whether the carrying value of the real estate asset will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition.  In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate asset to the fair value and recognize an impairment loss. There were no impairments recorded for the year ended December 31, 2009 and the six months ended June 30, 2010 and 2009.

Building and improvements, net

Building and improvements are stated at cost, net of related depreciation. The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  Depreciation of its assets is being charged to expense on a straight-line method over the assigned useful lives.  Building and improvements are depreciated over the estimated useful lives of 7 to 39 years.

Furniture, fixtures and equipment, net

Furniture, fixtures and equipment are stated at cost, net of related depreciation.  The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  Depreciation of its assets is being charged to expense on a straight-line method over the assigned useful lives. Furniture, fixtures and equipment are depreciated over 5 to 7 years. The Company capitalizes costs that extend the life of the related asset.  Repair and maintenance are expensed as incurred. As of December 31, 2009 and June 30, 2010 (unaudited), fixed asset disposals were $23,000 and $0.

Tenant Receivables

Tenant receivables consist primarily of amounts due to the properties from the tenants for rent and services provided. The Company records bad debt using the direct write-off method which approximates the allowance method.  The Company recorded bad debt expenses for the year ended December 31, 2009 and six months ended June 30, 2010 and 2009 in the amount of approximately $7,000, $4,000 and $3,000, respectively.

Deferred Financing Costs, net

Costs incurred in connection with debt financing are recorded as deferred financing costs.  Deferred financing costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.  As of December 31, 2009 and June 30, 2010, all deferred financing costs had been fully amortized.

Prepaid Expenses

Prepaid expenses primarily consist of prepaid insurance.

Restricted Cash

Restricted cash represents cash held in bank account as required under the terms of a mortgage loan.

Note Payable

In connection with the acquisition of the Terrace at Mountain Creek on May 26, 2004, the Company entered into a secured loan agreement with GE Business Financial Services in the amount of $4.2 million. The loan had a maturity date of June 14, 2009 and bore a variable interest rate of 300 basis points over 30-day LIBOR. The loan maturity date was subsequently extended to June 14, 2010 in June 2009 and in November 2009 the interest rate of the loan was modified to equal the greater of 8.5% or 30-day LIBOR plus 650 basis points, which was the interest rate as of December 31, 2009. In June of 2010 the maturity date of the loan was extended to September 12, 2010 and the interest rate was revised to equal the greater of 13.5% or 30-day LIBOR plus 1150 basis points, which was the interest rate as of September 30, 2010.  As of December 31, 2009, loan agreement had net borrowings of approximately $2.7 million. During the year ended 2009, the Company incurred approximately $150,000 of interest expense related to the loan agreement. As of June 30, 2010, the loan agreement had net borrowings of approximately $2.7 million. During the six months ended June 30, 2010 and 2009, the Company incurred approximately $107,000 and $49,000, respectively, of interest expense related to the loan agreement. For the year ended December 31, 2009, the Company incurred $55,000 of loan guarantee fees, which had been included in the interest expense of the Statement of Operations.

Notes payable to Related Party

Notes payable to related parties at December 31, 2009 and June 30, 2010 represents interest free demand notes between the Company and Wilkinson Properties Fund VII, LLC.

Revenue Recognition

The Company derives most of its revenues from its rental income and services provided to tenants.  Rental and other income is recognized based on contractual arrangements with its tenants.

Rental Revenues

Rental revenue related to leases is recognized as earned.  Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services.

Other Income

Other income includes level of care, second person and new resident fees that are billed at fixed rates as incurred.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 825-10, Financial Instruments, requires the disclosure of fair value information about financial instruments whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value.

The Company generally determines or calculates the fair value of financial instruments using quoted market prices in active markets when such information is available or using appropriate present value or other valuation techniques, such as discounted cash flow analyses, incorporating available market discount rate information for similar types of instruments and our estimates for non-performance and liquidity risk.  These techniques are significantly affected by the assumptions used, including the discount rate, credit spreads, and estimates of future cash flow.

The Company’s balance sheets include the following financial instruments: cash and cash equivalents, tenant receivables, prepaid expenses and deposits, prepaid rent, accounts payable and accrued liabilities, and restricted cash, which the Company considers the carrying value to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected settlement.

The fair value of notes payable is estimated using lending rates available to the Company for financial instruments with similar terms and maturities and had been estimated to approximate the carrying value at December 31, 2009 and June 30, 2010. As of December 31, 2009 and June 30, 2010, the fair value of notes payable was approximately $3.1 million and $3.4 million, respectively, compared to the carrying value of approximately $2.7 million and $2.7 million, respectively.

3.	Investment in Real Estate

At December 31, 2009 and June 30, 2010, leasehold improvements and equipment consisted of the following assets:

	December 31, 2009	June 30, 2010 (unaudited)
Building and improvements	$5,500,000	$5,515,000
Less: accumulated depreciation	879,000	974,000
Building and improvements, net	4,621,000	4,541,000

Furniture, fixtures and equipment	441,000	448,000
Less: accumulated depreciation	386,000	418,000
Furniture, fixtures and equipment, net	55,000	30,000

Land	270,000	270,000

	$4,946,000	$4,841,000

4.	Member’s Deficit

The Company is wholly owned by Wilkinson Properties Fund VII, LLC.  Distributions to and contributions from Wilkinson Properties Fund VII, LLC, are made under complete discretion by Wilkinson Properties Fund VII, LLC.

5.	Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, Improving Disclosures about Fair Value Measurements, or ASU 2010-06. ASU 2010-06 amends ASC Topic 820 to require additional disclosure and clarify existing disclosure requirements about fair value measurements. ASU 2010-06 requires entities to provide fair value disclosures by each class of assets and liabilities, which may be a subset of assets and liabilities within a line item in the statement of financial position. The additional requirements also include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and separate presentation of purchases, sales, issuances and settlements of items within Level 3 of the fair value hierarchy. The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements that fall in either Level 2 or Level 3 of the hierarchy. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company adopted ASU 2010-06 on January 1, 2010, which only applies to the Company’s disclosures on the fair value of financial instruments. The adoption of ASU 2010-06 did not have a material impact on the Company’s disclosures.

6	Related Party Transactions

The management agreement between the Company and Good Neighbor Care, an affiliate of the member, requires the Company to pay a monthly property management fee of 5% of total revenue.  For the year ended December 31, 2009 and six months ended June 30, 2010, the Company incurred management fees of $164,000 and $94,000, respectively, in property management fee.   In addition, for the year ended December 31, 2009, the Company incurred $55,000 of loan guarantee fees, which had been included in the interest expense in the statement of operations. As of December 31, 2009 and June 30, 2010, $450,000 and $338,000 respectively, of asset management fee and loan guarantee fees were included in accounts payable to related party.

7.	Commitments and Contingencies

The Company’s commitments and contingencies include the usual obligations of assisted-living facility operators in the normal course of business.  In the opinion of management, these matters are not expected to have a material impact on the Company’s financial position, results of operations, and cash flows. The Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company which if determined unfavorably would have a material adverse effect on the Company’s cash flows, financial condition or results of operations.

8.	Subsequent Event

In preparing the accompanying financial statements, the Company has evaluated the potential occurrence of subsequent events through March 4, 2011, the date at which the financial statements were issued.

On September 3, 2010, Cornerstone Healthcare Plus REIT, Inc. a non related party, purchased the Terrace at Mountain Creek property for approximately $8,500,000 and the Company used the sale proceeds to payoff the note payable from GE Business Financial Services.

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Cornerstone Healthcare Plus REIT, Inc.
Irvine, CA

We have audited the accompanying combined balance sheet of Carriage Court of Hilliard, LLC and Carriage Court Hilliard Lessee, LLC collectively  (the “Company”) both of which are under common ownership and common management, as of December 31, 2009, and the related combined statements of operations, member’s deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA
March 4, 2011

CARRIAGE COURT OF HILLIARD
COMBINED BALANCE SHEETS

	December 31, 2009	September 30, 2010
		(unaudited)
ASSETS
Cash and cash equivalents	$165,000	$89,000
Investments in real estate
Land	542,000	542,000
Buildings and improvements, net	7,686,000	7,591,000
Furniture, fixtures and equipment, net	94,000	75,000
	8,322,000	8,208,000

Deferred financing costs, net	472,000	467,000
Tenant receivables, net	88,000	90,000
Receivable from related party	24,000	31,000
Note receivable from related party	218,000	218,000
Prepaid expenses and deposits	12,000	5,000
Restricted cash	634,000	678,000
Total assets	$9,935,000	$9,786,000

LIABILITIES AND MEMBER’S DEFICIT
Liabilities:
Note payable	$13,714,000	$13,610,000
Notes payable to related party	200,000	200,000
Accounts payable and accrued liabilities	450,000	449,000
Accounts payable to related party	44,000	14,000
Prepaid rent	176,000	17,000

Total liabilities	14,584,000	14,290,000

Commitments and contingencies (Note 7)

Member’s deficit	(4,649,000)	(4,504,000)
Total liabilities and member's deficit	$9,935,000	$9,786,000

The accompanying notes are an integral part of these combined financial statements.

CARRIAGE COURT OF HILLIARD
COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2009	Nine Months ended September 30, 2009	Nine Months ended September 30, 2010
		(unaudited)	(unaudited)
Revenues:
Rental revenues	$4,032,000	$3,188,000	$3,311,000
Other income	340,000	252,000	233,000
	4,372,000	3,440,000	3,544,000
Expenses:
Property operating and maintenance	2,951,000	2,250,000	2,323,000
Depreciation and amortization	272,000	204,000	204,000
	3,223,000	2,454,000	2,527,000

Income from operations	1,149,000	986,000	1,017,000

Interest expense	1,173,000	988,000	553,000
Other expense	27,000	13,000	13,000

Net (loss) income	$(51,000)	$(15,000)	$451,000

The accompanying notes are an integral part of these combined financial statements.

CARRIAGE COURT OF HILLIARD
COMBINED STATEMENTS OF MEMBER’S DEFICIT

Total

Balance – January 1, 2009	$(893,000)

Distributions	(3,874,000)
Contributions	169,000
Net loss	(51,000)

Balance – December 31, 2009	(4,649,000)

Distributions (unaudited)	(306,000)
Net income (unaudited)	451,000

Balance – September 30, 2010 (unaudited)	$(4,504,000)

The accompanying notes are an integral part of these combined financial statements.

CARRIAGE COURT OF HILLIARD
COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
		(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(51,000)	$(15,000)	$451,000
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	272,000	204,000	204,000
Amortization of deferred financing costs	71,000	70,000	5,000
Provisions for bad debt	9,000	6,000	7,000
Changes in operating assets and liabilities:
Tenant receivables	(79,000)	(110,000)	(9,000)
Prepaid expenses and deposits	(2,000)	(4,000)	8,000
Accounts payable and accrued liabilities	143,000	(248,000)	(39,000)
Prepaid rent	105,000	78,000	(158,000)
Net cash provided by (used in) operating activities	468,000	(19,000)	469,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate	(50,000)	(51,000)	(91,000)
Restricted cash	(635,000)	(571,000)	(44,000)
Note receivable from related party	(218,000)	-	-
Net cash used in investing activities	(903,000)	(622,000)	(135,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs	(479,000)	(479,000)	-
Proceeds from note Payable	13,800,000	13,800,000	-
Repayment of note payable	(9,086,000)	(9,053,000)	(104,000)
Contribution from member	169,000	169,000	-
Distribution to member	(3,874,000)	(3,742,000)	(306,000)
Net cash provided by (used in) financing activities	530,000	695,000	(410,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	95,000	54,000	(76,000)
Cash and cash equivalents – beginning of period	70,000	70,000	165,000
Cash and cash equivalents – end of period	$165,000	$124,000	$89,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,173,000	$858,000	$554,000

The accompanying notes are an integral part of these combined financial statements.

CARRIAGE COURT OF HILLIARD
Notes to Combined Financial Statements
For the Year ended December 31, 2009 and Nine Months ended September 30, 2010 (unaudited) and 2009 (unaudited)

1.	Business Overview

Carriage Court Hilliard, LLC is a Delaware limited liability company that was formed to own, operate, improve, lease and sell real estate.  Carriage Court Hilliard Lessee, LLC is a Delaware limited liability company that was formed company that was formed to operate Carriage Court of Hilliard by providing housing, meals assistive care and other services to elderly residents.  Carriage Court Hilliard, LLC and Carriage Court Hilliard Lessee, LLC (collectively the “Company”), are wholly owned by Oakshire Properties Fund V, LLC as of the dates of the accompanying combined financial statements.

2.	Principles of Accounting

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Combination

The combined financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The accompanying financial information reflects all adjustments which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods.  Operating results for the nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Cash and Cash Equivalents

The Company considers all short term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.  As of December 31, 2009 and September 30, 2010, the Company does not have cash balances with banks in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in its cash balances and believes it is not exposed to any significant credit risk on cash.

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amount of the real estate asset may not be recoverable.  When indicators of potential impairment are present that indicate that the carrying amounts of real estate asset may not be recoverable, the Company will assess the recoverability of the real estate asset by determining whether the carrying value of the real estate asset will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition.  In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate asset to the fair value and recognize an impairment loss. There were no impairments recorded for the year ended December 31, 2009 and the nine months ended September 30, 2010 and 2009.

Building and improvements, net

Building and improvements are stated at cost, net of related depreciation. The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  Depreciation of its assets is being charged to expense on a straight-line method over the assigned useful lives.  Building and improvements are depreciated over the estimated useful lives 7 to 39 years.

Furniture, fixtures and equipment, net

Furniture, fixtures and equipment are stated at cost, net of related depreciation.  The Company is required to make subjective assessments as to the useful lives of its depreciable assets.  Depreciation of its assets is being charged to expense on a straight-line method over the assigned useful lives. Furniture, fixtures and equipment are depreciated over 5 to 7 years. The Company capitalizes costs that extend the life of the related asset.  Repair and maintenance are expensed as incurred.

Tenant Receivables

Tenant receivables consist primarily of amounts due to the properties from the tenants for rent and services provided. The Company records bad debt using the direct write-off method which approximates the allowance method.  The Company recorded bad debt expenses for the year ended December 31, 2009 and nine months ended September 30, 2010 and 2009 in the amount approximately $9,000, $7,000 and $6,000, respectively.

Deferred Financing Costs, net

Costs incurred in connection with debt financing are recorded as deferred financing costs.  Deferred financing costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.

Prepaid Expenses

Prepaid expenses consist of prepaid insurance and prepaid license expenses.

Restricted Cash

Restricted cash represents cash held in bank account as required under the terms of a mortgage loan.

Note payable

The note payable represents a secured loan agreement the Company entered into with an unaffiliated institution in the amount $9.2 million on February 29, 2008. The loan had a maturity date of January 31, 2010 and carried an interest at a fixed rate of 15% per annum. On July 30 2009, the Company refinanced the property and entered into a loan agreement with Red Mortgage Capital in the amount of $13.8 million. The loan has a maturity date of August 1, 2044 and carried an interest at a fixed rate of 5.4% per annum.   As of December 31, 2009, the Company had net borrowings of approximately $13.7 million and paid interest at 5.4%. During the year ended 2009, the Company incurred approximately $1.2 million of interest expense related to the loan agreement. As of September 30, 2010, the Company had net borrowings of approximately $13.6 million and paid interest at 5.4%. During the nine months ended September 30, 2010 and 2009, the Company incurred approximately $0.6 million and $1.0 million, respectively, of interest expense related to the loan agreement.

The principal payments due on the mortgage loan for October 1, 2010 to December 31, 2010 and each of the subsequent years is as follows:

Year	Principal amount
October 1, 2010 to December 31, 2010	$49,000
2011	203,000
2012	214,000
2013	226,000
2014	239,000
2015 and thereafter	12,679,000
$13,610,000

Notes payable to Related Party

Notes payable to related parties at December 31, 2009 and June 30, 2010 represents interest free demand notes between the Company and Wilkinson Corporation, an affiliate of Oakshire Properties Fund V, LLC.

Revenue Recognition

The Company derives most of its revenues from its rental income and services provided to tenants.  Rental and other income is recognized based on contractual arrangements with its tenants.

Rental Revenues

Rental revenue related to leases is recognized as earned.  Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services.

Other Income

Other income includes personal care, second person and new resident fees that are billed at fixed rate as incurred.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 825-10, Financial Instruments, requires the disclosure of fair value information about financial instruments whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value.

The Company generally determines or calculates the fair value of financial instruments using quoted market prices in active markets when such information is available or using appropriate present value or other valuation techniques, such as discounted cash flow analyses, incorporating available market discount rate information for similar types of instruments and our estimates for non-performance and liquidity risk.  These techniques are significantly affected by the assumptions used, including the discount rate, credit spreads, and estimates of future cash flow.

The Company’s combined balance sheets include the following financial instruments: cash and cash equivalents, tenant receivables, prepaid expenses, deferred financing costs, prepaid rent, accounts payable and accrued liabilities, and restricted cash, which the Company considers the carrying value to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected settlement.

The fair value of notes payable is estimated using lending rates available to the Company for financial instruments with similar terms and maturities and had been estimated to approximate the carrying value at December 31, 2009 and September 30, 2010. As of December 31, 2009 and September 30, 2010, the fair value of notes payable was approximately $13.9 million and $13.8 million, respectively, compared to the carrying value of approximately $13.7 million and $13.6 million, respectively.

3.	Investment in Real Estate

At December 31, 2009 and September 30, 2010, leasehold improvements and equipment consisted of the following assets:

	December 31, 2009	September 30, 2010 (unaudited)
Building and improvements	$8,599,000	$8,678,000
Less: accumulated depreciation	913,000	1,087,000
Building and improvements, net	7,686,000	7,591,000

Furniture, fixtures and equipment	234,000	242,000
Less: accumulated depreciation	140,000	167,000
Furniture, fixtures and equipment, net	94,000	75,000

Land	542,000	542,000

	$8,322,000	$8,208,000

4.	Member’s Deficit

The Company is wholly owned by Oakshire Properties Fund V, LLC.  Distributions to and contributions from Oakshire Properties Fund V, LLC, are made under complete discretion by Oakshire Properties Fund V, LLC.

5.	Recently Issued Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06, Improving Disclosures about Fair Value Measurements, or ASU 2010-06. ASU 2010-06 amends ASC Topic 820 to require additional disclosure and clarify existing disclosure requirements about fair value measurements. ASU 2010-06 requires entities to provide fair value disclosures by each class of assets and liabilities, which may be a subset of assets and liabilities within a line item in the statement of financial position. The additional requirements also include disclosure regarding the amounts and reasons for significant transfers in and out of Level 1 and 2 of the fair value hierarchy and separate presentation of purchases, sales, issuances and settlements of items within Level 3 of the fair value hierarchy. The guidance clarifies existing disclosure requirements regarding the inputs and valuation techniques used to measure fair value for measurements that fall in either Level 2 or Level 3 of the hierarchy. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company adopted ASU 2010-06 on January 1, 2010, which only applies to the Company’s disclosures on the fair value of financial instruments. The adoption of ASU 2010-06 did not have a material impact on the Company’s disclosures.

6.	Related Party Transaction

The management agreement between the Company and good Neighbor Care, an affiliate of the member, requires the Company to pay a monthly property management fee of 5% of total revenue. For the year ended December 31, 2009, and nine months ended September 30, 2010, the Company incurred management fees of $218,000 and $177,000, respectively. As of December 31, 2009 and September 30, 2010, $0 and $6,000, respectively, of management fee were included in accounts payable to related party.

7.	Commitments and Contingencies

The Company’s commitments and contingencies include the usual obligations of assisted-living facility operators in the normal course of business.  In the opinion of management, these matters are not expected to have a material impact on the Company’s financial position, results of operations, and cash flows. The Company is not presently subject to any material litigation nor, to its knowledge, is any material litigation threatened against the Company which if determined unfavorably would have a material adverse effect on the Company’s combined cash flows, financial condition or results of operations.

8.	Subsequent Event

In preparing the accompanying combined financial statements, the Company has evaluated the potential occurrence of subsequent events through March 4, 2011, the date at which the financial statements were issued.

On December 22, 2010, Cornerstone Healthcare Plus REIT, Inc. a non related party, purchased the Company for approximately $17,500,000 and Cornerstone Healthcare Plus REIT, Inc. assumed the outstanding note payable.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Statements of Operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the year ended December 31, 2009 and for the nine months ended September 30, 2010 have been prepared as if the acquisition of Terrace at Mountain Creek and Carriage Court of Hilliard (together, “Good Neighbor Care Portfolio”) had occurred as of January 1, 2009.   The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010 has been prepared as if the acquisition of the Carriage Court of Hilliard had occurred on September 30, 2010.

The Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009; (ii) the Unaudited Financial Statements of the Company as of and for the nine months ended September 30, 2010 included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010;  and (iii) the Statements of Operations of Good Neighbor Care Portfolio for the year ended December 31, 2009, the six months ended June 30, 2010, and nine months ended September 30, 2010 filed herewith.

The Unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of Good Neighbor Care Portfolio had been completed on the date indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2010

	Historical (A)	Current Acquisition (B)		Prior Acquisitions (E)	Pro Forma
ASSETS

Cash and cash equivalents	$21,595,000	$(3,851,000	)(C)	$(3,939,000)	$13,805,000
Investments in real estate
Land	14,432,000	1,580,000	(C)	1,589,000	17,601,000
Buildings and improvements, net	66,726,000	12,180,000	(C)	6,535,000	85,441,000
Furniture, fixtures and equipment, net	1,477,000	840,000	(C)	-	2,317,000
Development costs and construction in progress	6,983,000	-		-	6,983,000
Intangible lease assets, net	5,198,000	340,000	(C)	850,000	6,388,000
	94,816,000	14,940,000		8,974,000	118,730,000

Deferred financing costs, net	877,000	30,000	(C)	3,000	910,000
Tenant and other receivables	705,000	91,000	(C)	65,000	861,000
Deferred costs and other assets	716,000	-		-	716,000
Restricted cash	2,050,000	-		-	2,050,000
Goodwill	2,072,000	2,469,000	(C)	-	4,541,000
Total assets	$122,831,000	$13,679,000		$5,103,000	$141,613,000

LIABILITIES AND EQUITY

Liabilities:
Notes payable	46,062,000	13,586,000	(C)	5,060,000	64,708,000
Accounts payable and accrued liabilities	4,135,000	172,000	(C)	28,000	4,335,000
Payable to related parties	307,000	-		-	307,000
Prepaid rent and security deposits	993,000	-		49,000	1,042,000
Distributions payable	586,000	-		-	586,000
Total liabilities	52,083,000	13,758,000		5,137,000	70,978,000

EQUITY
Stockholders’ equity:
Preferred stock, $.01 par value; 20,000,000 shares authorized; no shares were issued or outstanding at September 30, 2010 and December 31, 2009	-	-
Common stock, $.01 par value; 580,000,000 shares authorized; 9,786,392 and 4,993,751 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	99,000	-		-	99,000
Additional paid-in capital	77,514,000	-			77,514,000
Accumulated deficit	(9,502,000)	(79,000	)(D)	(34,000)	(9,615,000)
Total stockholders' equity	68,111,000	(79,000)		(34,000)	67,998,000
Noncontrolling interests	2,637,000	-		-	2,637,000
Total equity	70,748,000	(79,000)		(34,000)	70,635,000
Total liabilities, minority interest and stockholders' equity	$122,831,000	$13,679,000		$5,103,000	$141,613,000

(A)
Derived from Cornerstone Healthcare Plus REIT, Inc.’s unaudited financial statements as of September 30, 2010 which includes historical information from Oakleaf Village, Global Rehab Inpatient Rehab Facility, and Terrace at Mountain Creek.

(B)
Reflects the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the Carriage Court of Hilliard acquisition completed subsequent to September 30, 2010. The purchase price allocation is preliminary and is subject to change.

(C)
Represents the preliminary purchase price allocation in accordance with accounting principles generally accepted in the United States of America and other working capital assets acquired and liabilities assumed. The acquisition was partially funded by assuming a loan agreement of $13,586,000 with the remaining funded by our cash and cash equivalents. The acquisition cost is allocated to the tangible (primarily land, building, site improvements, furniture, fixtures and equipment, tenant improvements and goodwill) and intangible (in-place lease) assets at their estimated fair value.  The acquisition cost has been allocated to land ($1,580,000), building and improvement ($12,180,000), furniture, fixtures and equipment ($840,000), intangible lease assets ($340,000) and goodwill ($2,469,000).

(D)	This represents closing costs incurred at the time of the Carriage Court of Hilliard acquisition.

(E)
Reflects the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the Hedgcoxe Health Plaza completed subsequent to September 30, 2010. The purchase price allocation is preliminary and is subject to change.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009

Historical (A)	Carriage Court of Hilliard	Terrace At Mountain Creek	Previous Acquisitions (H)	Pro Forma
Revenues:
Rental revenues	$4,964,000	$2,167,000	(B)	$3,013,000	(B)	$7,809,000	$17,953,000
Other property income	1,697,000	2,204,000	(B)	268,000	(B)	1,104,000	5,273,000
6,661,000	4,371,000	3,281,000	8,913,000	23,226,000
Expenses:
Property operating and maintenance	5,172,000	2,950,000	(B)	2,800,000	(B)	4,885,000	15,807,000
General and administrative expenses	1,206,000	-	-	-	1,206,000
Asset management fees	211,000	175,000	(C)	85,000	(C)	387,000	858,000
Real estate acquisition costs	1,814,000	-	(D)	-	(D)	-	1,814,000
Depreciation and amortization	1,367,000	686,000	(E)	708,000	(E)	3,100,000	5,861,000
9,770,000	3,811,000	3,593,000	8,372,000	25,546,000
(Loss) income from operations:	(3,109,000)	560,000	(312,000)	541,000	(2,320,000)

Interest income	13,000	-	-	-	13,000
Interest expense	(1,053,000)	(750,000	)(F)	(342,000	)(F)	(1,259,000)	(3,404,000)

Net (loss) income	(4,149,000)	(190,000)	(654,000)	(718,000)	(4,430,000)
Less: Net income (loss) attributable to the noncontrolling interests	15,000	(1,000	)(G)	(2,000	)(G)	(301,000)	(289,000)
Net (loss) income attributable to common stockholders	$(4,164,000)	$(189,000)	$(652,000)	$(417,000)	$(5,422,000)

Basic and diluted net loss per common share attributable to common stockholders	$(2.08)	$(1.07)

Weighted average number of common shares	1,999,747	5,054,997	(I)

(A)	Represents the historical results of operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the year ended December 31, 2009.

(B)
Represents the operating revenues and expenses (not reflected in the historical statement of operations of the Company for the year ended December 31, 2009) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(C)
Represents assets management fees that would be due to the Company’s advisor had the assets been acquired on January 1, 2009.  The advisory agreement requires the Company to pay the Company’s advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with accounting principles generally accepted in the United States of America.

(D)
The Company incurred a total of $344,000 and $379,000 in acquisition fee and expenses for Carriage Court of Hilliard and Terrace at Mountain Creek, respectively, none of which was incurred during the year ended December 31, 2009, in connection with the acquisition of the properties.

(E)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. For Carriage Court of Hilliard, the amortization of in-place leases is based on an allocation of $340,000 which is amortized over thirty months. For Terrance at Mountain Creek, the amortization of tenant relationship is based on an allocation of $280,000 which is amortized over two and a half years and in place lease value is based on an allocation of $591,000 which  is amortized over one and a half year. The Company allocates the purchase price in accordance with accounting principles generally accepted in the United States of America. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(F)
Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisitions. For the Terrace at Mountain Creek property, the Company entered into a loan agreement with an unaffiliated lender of approximately $5.7 million at a fixed rate of 6% which has a due date of September 1, 2013.  For the Carriage Court of Hilliard property, the Company assumed a loan agreement with an unaffiliated lender of $13.7 million at a 5.4% fixed rate that has a maturity date of August 1, 2044.

(G)	Represents noncontrolling interest share of approximately 0.3% of the net income (loss) of the respective property.

(H)
Derived from the unaudited financial statements as of September 30, 2010 which includes historical information from Oakleaf Village, Global Rehab Inpatient Rehab Facility, Hedgcoxe Health Plaza and Terrace at Mountain Creek.

(I)
Carriage Court of Hilliard and Terrace at Mountain Creek were acquired using proceeds, net of offering costs, received from the Company’s initial public offering at $10.00 per share, necessary to fund the transaction.  The weighted-average number of shares of common stock assumes the proceeds were raised as of January 1, 2009.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2010

	Historical (A)	Carriage Court of Hilliard		Terrace At Mountain Creek		Previous Acquisitions (J)	Pro Forma
Revenues:
Rental revenues	$9,871,000	$1,696,000	(C)	$2,294,000	(B)	$3,613,000	$17,474,000
Other property income	2,197,000	1,847,000	(C)	207,000	(B)	687,000	4,938,000
	12,068,000	3,543,000		2,501,000		4,300,000	22,412,000
Expenses:
Property operating and maintenance	7,635,000	2,320,000	(C)	1,543,000	(B)	1,912,000	13,410,000
General and administrative expenses	1,907,000	-		-		-	1,907,000
Asset management fees	452,000	131,000	(D)	57,000	(D)	215,000	855,000
Real estate acquisition costs	1,992,000	(264,000	)(E)	(131,000	)(E)	(773,000)	824,000
Depreciation and amortization	2,753,000	530,000	(F)	290,000	(F)	1,398,000	4,971,000
	14,739,000	2,717,000		1,759,000		2,752,000	21,967,000
(Loss) income from operations:	(2,671,000)	826,000		742,000		1,548,000	445,000

Interest income	16,000	-		-		-	16,000
Interest expense	(1,562,000)	(563,000	)(G)	(230,000	)(G)	(623,000)	(2,978,000)

Net loss (income)	(4,217,000)	263,000		512,000		925,000	(2,517,000)
Less: Net income (loss) attributable to the noncontrolling interests	(118,000)	1,000	(H)	1,000	(H)	16,000	(100,000)
Net (loss) income attributable to common stockholders	$(4,099,000)	$262,000		$511,000		$909,000	$(2,417,000)

Basic and diluted net loss per common share attributable to common stockholders	$(0.63)						$(0.26)

Weighted average number of common shares	6,523,893						9,297,704	(I)
(A)	Represents the historical results of operations of Cornerstone Healthcare Plus REIT, Inc. (the “Company”) for the nine months ended September 30, 2010.

(B)
Represents eight months of operating revenues and expenses (not reflected in the historical statement of operations of the Company for the nine months ended September 30, 2010) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(C)
Represents operating revenues and expenses (not reflected in the historical statement of operations of the Company for the nine months ended September 30, 2010) based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition.

(D)
Represents assets management fees that would be due to the Company’s advisor had the assets been acquired on January 1, 2009.  The advisory agreement requires the Company to pay the Company’s advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the aggregate basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, calculated in accordance with accounting principles generally accepted in the United States of America.

(E)
The Company incurred a total of $344,000 in acquisition fee and expenses related to the Carriage Court of Hilliard, $264,000 of which was incurred during the nine months ended September 30, 2010, in connection with the acquisition of the property. Carriage Court of Hilliard incurred a total of $379,000 in acquisition fee and expenses related to the Terrace of Mountain Creek, $131,000 of which was incurred during the nine months ended September 30, 2010, in connection with the acquisition of the property.

(F)
Represents depreciation expense based on the allocation of the purchase price.  Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. For Carriage Court of Hilliard, the amortization of in-place leases is based on an allocation of $340,000 which is amortized over thirty months. For Terrance at Mountain Creek, the amortization of tenant relationship is based on an allocation of $280,000 which is amortized over two and a half years and in place lease value is based on an allocation of $591,000 which is amortized over one and a half year. The Company allocates the purchase price in accordance with accounting principles generally accepted in the United States of America. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(G)
Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisitions. For the Terrace at Mountain Creek property, the Company entered into a loan agreement with an unaffiliated lender of approximately $5.7 million at a fixed rate of 6% which has a due date of September 1, 2013.  For the Carriage Court of Hilliard property, the Company assumed a loan agreement with an unaffiliated lender of $13.7 million at a 5.4% fixed rate that has a maturity date of August 1, 2044.

(H)	Represents noncontrolling interest share of approximately 0.2% of the net loss of the respective property.

(I)
Carriage Court of Hilliard and Terrace at Mountain Creek were acquired using proceeds, net of offering costs, received from the Company’s initial public offering at $10.00 per share, necessary to fund the transaction.  The weighted-average number of shares of common stock assumes the proceeds were raised as of January 1, 2009.

(J)
Derived from the unaudited financial statements as of September 30, 2010 which includes historical information from Oakleaf Village, Global Rehab Inpatient Rehab Facility, Hedgcoxe Health Plaza, and Terrace at Mountain Creek.